Exhibit 99.1

Management’s Report on Financial Statements

Responsibility for the integrity and objectivity of the financial information presented in the accompanying 2016 and 2017 financial statements rests with the management of Quail Run Services, LLC. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, applying certain estimates and judgments as required.

The Company maintains a system of internal accounting controls which is designed to provide reasonable assurance as to the reliability of its financial records and the protection of its assets. The concept of reasonable assurance is based on the recognition that the cost of a system of internal control should not exceed the related benefits. Management believes the Company’s system provides this appropriate balance in all material respects.

The 2016 and 2017 financial statements have been audited by the Company’s independent auditors, Jain & Jain, P.C., Certified Public Accountants. Their role is to form an independent opinion as to the fairness with which such statements present the financial position of the Company and the results of its operations and cash flows in accordance with accounting principles generally accepted in the United States of America.

Robby Nelson	Philip Bowman
CEO,	CFO,
Quail Run Services, LLC	Quail Run Services, LLC

Independent Auditors’ Report

To the Members

Quail Run Services, LLC

Houston, Texas

We have audited the accompanying financial statements of Quail Run Services, LLC (a Texas limited liability company), which comprise the balance sheets as of December 31, 2016 and 2017, and the related statements of income (loss), changes in members’ capital, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quail Run Services, LLC as of December 31, 2016 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Jain & Jain, P.C.

Sugar Land, Texas

December 10, 2018

Quail Run Services, LLC

Balance Sheet

December 31,	2017	2016

Assets
Current assets
Cash and cash equivalents	$216,102	16,071
Accounts receivable-trade (Notes 3 and 5)	1,129,165	515,039
Unbilled revenues	90,973	32,808
Prepaid expenses (Note 6)	96,419	97,156
Other receivables	873	631

Total current assets	1,533,532	661,705

Property and equipment, net (Notes 2 and 3)	1,738,576	1,851,851

Other assets
Permits, net of accumulated amortization of $54,491 for 2017 and $41,533 for 2016	33,473	46,431

Total other assets	33,473	46,431

	$3,305,581	2,559,987

The accompanying notes are an integral part of these financial statements.

Quail Run Services, LLC

Balance Sheet (Continued)

December 31,	2017	2016

Liabilities and Members’ Capital
Current liabilities
Current maturities of note payable - bank (Note 3)	$87,000	83,000
Accounts payable	17,028	49,485
Note payable - insurance (Note 4)	41,474	39,797
Taxes and other payables	18,678	12,178

Total current liabilities	164,180	184,460

Long-term debt
Note payable - bank, net of current maturities (Note 3)	162,475	249,262

Total long-term debt	162,475	249,262

Total liabilities	326,655	433,722

Commitments & contingencies (Note 7)

Members’ capital	2,978,926	2,126,265

	$3,305,581	2,559,987

The accompanying notes are an integral part of these financial statements.

Quail Run Services, LLC

Statement of Income (Loss)

Years Ended December 31,	2017	2016

Revenues
Wastewater treatment and disposal services (Note 5)	$5,592,066	2,300,053

Cost of operations
Cost of revenues, including depreciation of $176,130 for 2017 and $174,393 for 2016 (Note 6)	1,993,401	1,545,776
Selling, general and administrative expenses	569,076	559,502
Depreciation and amortization	61,198	59,433

Total cost of operations	2,623,675	2,164,711

Operating income	2,968,391	135,342

Other expenses
Interest expense	15,730	19,483

Total other expenses	15,730	19,483

Income from continuing operations	2,952,661	115,859

Discontinued operations
Loss from operation of discontinued component (Note 8)	-	(212,464)

Net income (loss)	$2,952,661	(96,605)

The accompanying notes are an integral part of these financial statements.

Quail Run Services, LLC

Statement of Changes in Members’ Capital

Years Ended December 31,	2017	2016

Members’ capital, beginning balance	$2,126,265	2,262,870

Net income (loss)	2,952,661	(96,605)

Distributions	(2,100,000)	(40,000)

Members’ capital, ending balance	$2,978,926	2,126,265

The accompanying notes are an integral part of these financial statements.

Quail Run Services, LLC

Statement of Cash Flows

Years Ended December 31,	2017	2016

Cash flows from operating activities
Net income (loss)	$2,952,661	(96,605)
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation and amortization	237,328	349,282
Bad debt	531	-
Loss on sale of assets	-	21,923
Changes in operating assets and liabilities:
Accounts receivable-trade	(614,656)	(177,965)
Unbilled revenues	(58,165)	(20,556)
Prepaid expenses	738	16,454
Other receivables	(242)	1,539
Accounts payable	(32,460)	38,396
Taxes & other payables	6,500	(5,616)

Net cash provided by/(used in) operating activities	2,492,235	126,852

Cash flows from investing activities
Proceeds from sale of property and equipment	-	11,000
Permits	-	(6,215)
Purchase of property and equipment	(111,094)	(6,000)

Net cash provided by/(used in) investing activities	(111,094)	(1,215)

Cash flows from financing activities
Increase/(decrease) in note payable insurance	1,677	(1,172)
Payments on notes payable	(82,787)	(78,668)
Distributions	(2,100,000)	(40,000)

Net cash provided by/(used in) financing activities	(2,181,110)	(119,840)

Net increase (decrease) in cash and cash equivalents	200,031	5,797
Cash and cash equivalents at the beginning of year	16,071	10,274

Cash and cash equivalents at the end of year	$216,102	16,071
Supplemental Cash Flow Information
Interest paid during the year	$15,806	19,574

The accompanying notes are an integral part of these financial statements.

Quail Run Services, LLC

Notes to Financial Statements

1. Organization and Summary of Significant Accounting Policies

Organization – Quail Run Services, LLC (a Texas limited liability company) (“QRS”; the “Company”) was formed on August 18, 2011 and operates domestic wastewater treatment facilities specifically focused on wastewater generated on well site locations. Land and equipment are leased. The Company’s state licensed facilities are designed to properly treat domestic wastewater and then discharge/reuse the processed effluent that meets or exceeds state provided effluent parameters. Currently, QRS provides treatment and disposal services for only the sewage wastewater from its five oil field locations in the Permian Basin and Eagle Ford Shale areas in the state of Texas. There is a single class of membership with each member having limited liability.

On October 2, 2018, the members of the Company (“Sellers”) entered into a Purchase Agreement with Sprint Energy Services, LLC, a Delaware limited liability company (“SES” / the “Buyer”) under which the Buyer acquired from the Sellers all of their issued and outstanding membership interests of QRS for $40,000,000, including earn-out of $15,000,000 (to be recognized when received in the future) receivable by the Sellers in future years subject to achievability of certain profitability milestones specified under the purchase agreement.

The following is a summary of significant accounting policies applied in the preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America.

Subsequent events – The Company has evaluated all events and transactions that occurred after the balance sheet dates through December 10, 2018, the date the financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent event except the sale of its membership interests to SES as stated above.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities that exist at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents – For the purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable-trade – Management periodically reviews all accounts receivable to determine if any are considered uncollectible based upon the age of the receivable and the credit worthiness of the parties involved. The Company’s management has determined that no allowance is necessary at December 31, 2016 and 2017, based upon a review of outstanding receivables, historical collection information, and existing economic conditions recognized at the time of revenue recognition.

Property, equipment, and depreciation – Property and equipment are recorded at cost. Major improvements greater than $2,500 are capitalized while replacements and repairs which do not extend the lives of the assets are expensed currently. The Company follows the policy of providing straight-line depreciation over the estimated useful lives of five to twenty years. Costs of the assets sold or retired, and the related accumulated depreciation are eliminated from accounts in the year of sale or retirement and resulting gains or losses are recognized.

Quail Run Services, LLC

Notes to Financial Statements

Long-lived assets – The Company’s long-lived assets are reviewed for impairment in accordance with the guidance of the financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-10, Property, Plant, and Equipment, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. The Company has determined that there were no impairment losses for the years ended December 31, 2016 and 2017.

Permits – The Company incurs costs to obtain permits from the Texas Commission on Environmental Quality for the authorization to treat wastewater and discharge waste from each of their leased wastewater treatment facilities, as well as subsequent costs required to maintain the permits. These permit costs are amortized over the term of the permit period on a straight-line basis which estimates five to ten years.

Revenue recognition – QRS is a provider of wellsite sewage treatment services. The customers are billed per gallon of oilfield wastewater delivered to the Company for treatment. The selling price is negotiated on a customer by customer and site by site basis. Revenue is generally recognized once the following four criteria are met: (i) persuasive evidence of an agreement exists; (ii) the wastewater has been delivered to the Company for treatment; (iii) the price of the treatment service is fixed and determinable; and (iv) collection of the amounts due is reasonably assured.

Fair value of financial instruments – The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2016 and 2017, do not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

Income taxes – The Company was formed as a limited liability company. In lieu of corporate income taxes, the members are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company is subject to a gross margin tax for activities in Texas. The tax is calculated by applying a tax rate to a base that considers both revenues and expenses and therefore has characteristics of income tax. For the years ended December 31, 2016 and 2017, the Company recorded liabilities for Texas State Margin Tax, which approximated $4,800 and $16,000, respectively.

The Company follows guidance issued by the FASB which clarifies accounting for uncertainty in income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. The income tax position taken by the Company for any years open under various statutes of limitations is that the Company continues to be exempt from federal income taxes by virtue of being a pass-through entity. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefits of this income tax position (no federal income tax expense or liability) has been recognized for the years ended on or before December 31, 2016 and 2017.

In accordance with this guidance, the Company has elected to record income tax related interest and penalties, if any, as a component in the provision of income tax expense. For the years ended December 31, 2016 and 2017, the Company incurred no income tax related interest or penalties. The Company completed its analysis of its tax positions and believes there are no uncertain tax positions that would require recognition in the financial statements as of December 31, 2016 and 2017. The Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within the next twelve months.

Quail Run Services, LLC

Notes to Financial Statements

2. Property and Equipment

The cost and estimated lives of property and equipment at December 31, 2016 and 2017 are summarized as follows:

	Lives-Years	December 31, 2016	December 31, 2017
Office equipment	5	$7,632	$7,632
Plant equipment	5	70,769	99,207
Trailer	5	162,777	162,777
Vehicle	5	30,659	68,659
Generator	10	63,815	63,815
Leasehold improvements	15-20	2,240,051	2,284,709
		2,575,703	2,686,799
Less: accumulated depreciation		(723,852)	(948,223)
Property and equipment, net		$1,851,851	$1,738,576

3. Note Payable – Bank

Due to a bank. The note is secured by certain accounts, equipment and personal guarantees by the previous members of the Company. The note was payable in monthly installments of $8,109 including interest at a rate of 4.85% per annum through September 2020. The following table summarizes the principal amounts due in future years as per the note agreement. However, as part of the sale of its membership interests stated in Note 1, the Company paid off the entire balance outstanding on this note as of October 2, 2018 which aggregated to $185,186.

Year ending December 31,	December 31, 2016	December 31, 2017
2017	$83,000	$-0-
2018	87,000	87,000
2019	91,000	91,000
2020	71,262	71,475
Total	$332,262	$249,475

4. Note Payable – Insurance

The Company financed the insurance premium payable under its various insurance policies. The premium financed for the policy period 2016-2017 were payable in monthly installments of $4,109 including interest at the rate of 7% per annum through October 2017. The premiums financed for the policy period 2017-2018 were payable in monthly installments of $3,907 including interest at the rate of 7.2% per annum through December 2018. However, as part of the sale of its membership interests stated in Note 1, the Company paid off the entire balance outstanding on this note as of October 2, 2018 which aggregated to $3,884.

Quail Run Services, LLC

Notes to Financial Statements

5. Concentrated Credit Risk

The Company derived approximately 39% and 27% of its revenues from two customers for the years ended December 31, 2016 and 2017, respectively. These customers made up 27% and 22% of the total accounts receivable as of December 31, 2016 and December 31, 2017, respectively. The Company operates domestic wastewater treatment facilities specifically focused on wastewater generated on well site locations in the Permian Basin and Eagle Ford Shale. Consequently, the Company’s ability to collect the amount due from customers may be affected by economic fluctuations in the industries or in the areas in which it operates.

The Company believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position or results of operations: changes in the overall demand for services offered by the Company; changes in customer relationships; changes in interest rates; fluctuation in oil drilling and/or fracking activities in Permian Basin and Eagle Ford Shale; fluctuation in overall oil prices; availability and cost of business insurance; and risks associated with changes in domestic economy and/or regulations.

Financial instruments that potentially subject the Company to credit risk are cash and cash equivalents and accounts receivable-trade. Cash balances are maintained in financial institutions which at times exceed federally insured limits. The Company monitors the financial condition of the financial institutions in which accounts are maintained and has not experienced any losses in such accounts. The Company performs ongoing credit evaluations as to the financial condition of its customers with respect to trade receivables. Generally, no collateral is required as a condition of services performed.

6. Related Party Transactions

As stated above, QRS is a provider of wellsite sewage treatment services. The Company leases the wastewater treatment plants at four of its facilities from AUC Group, L.P. (“AUC”), a related party which is approximately 5% owned by one of the previous members of the Company. The Company also has a capacity lease agreement with another related entity for one of its locations wherein the related entity owns the wastewater treatment plant. At this location, the Company leases expansion equipment for the plant from AUC. The management has indicated that all transactions and terms of this leasing arrangement with the related parties are at arm’s length. For the years ended December 31, 2016 and 2017, the Company paid approximately $554,000, and $501,000, respectively, in lease and capacity payments for such wastewater treatment plants at all its treatment facilities. The Company also paid approximately $11,000 and $19,000 during the years ended December 31, 2016 and 2017, respectively, for expenses relating to the processing of wastewater discharge permits and equipment related to the leased facilities.

As part of the lease agreements with AUC for all its locations, the Company paid $50,336 in advance lease rentals to AUC for the last month of the lease agreement period, which is reflected as prepaid expenses in the accompanying balance sheet as of December 31, 2016 and 2017. Also, one of the parcels of land on which QRS operates its treatment facilities is personally owned by one of the previous members of QRS and is currently provided rent-free.

Quail Run Services, LLC

Notes to Financial Statements

7. Commitments & Contingencies

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Management does not believe that the outcome of any of those matters will have a material adverse effect on the Company’s financial position, operating results, or cash flows.

As stated in Note 6, QRS has leases related to its wastewater treatment plants at all of its treatment facilities from AUC, a related party. The Company leases wastewater capacity at one of its locations from another related entity. The table below summarizes the minimum future lease payments payable to these related entities under the lease agreements:

Year ending December 31,	December 31, 2016	December 31, 2017
2017	$501,000	$-0-
2018	432,000	432,000
2019	168,000	168,000
2020	36,000	36,000
2021	27,000	27,000
Total	$1,164,000	$663,000

As stated above, QRS is a provider of wellsite sewage treatment services at five locations in Permian Basin and Eagle Ford Shale. The Company leases the land on four of these locations which these facilities operate, and as such, has entered into various land lease agreements with third parties that mature at various dates through 2021, with options to extend for an additional 5 years.

Under these land lease agreements, the Company is required to pay, as royalties in lieu of land lease rent, a percentage, varying between 5%-10%, of the gross revenues generated at its treatment facilities. These land lease payments are dependent on certain thresholds stipulated under the lease agreements relating to the price per gallon being charged by QRS to its customers and the price per barrel of crude oil staying at or above a predetermined price level.

Management indicated that during the year ended December 31, 2016, land owners gave QRS concessions on the land leases and did not require full lease payments due to the severity of oil and gas downturn at the time, while during 2017, the Company started ramping up such lease payments upon turnaround of the oil and gas activity in the region it operates in. The Company incurred land lease expenses to third parties of approximately $16,000 and $231,000 for the years ended December 31, 2016 and 2017, respectively.

Quail Run Services, LLC

Notes to Financial Statements

8. Discontinued Operations

As mentioned in Note 7, the Company witnessed significant drop in revenues during 2016 owed to the severity of oil and gas downturn at the time. So, in June 2016, the Company closed operations at one of its treatment facilities (the “Barnhart” facility) due to low drilling activity. Accordingly, the results of the operations at Barnhart have been classified as “Discontinued Operations” in the accompanying statement of operations for the year ended December 31, 2016 in accordance with FASB ASC 205-20, Discontinued Operations. Discontinued operations were not segregated in the accompanying statement of cash flows. Therefore, amounts for certain captions in the accompanying statement of cash flows will not agree with the respective data in the accompanying statement of operations.

The results of the discontinued operations at Barnhart facility in the statement of operations for the year ended December 31, 2016 were as follows:

Revenues	$38,359
Cost of Operations
Cost of revenues	105,580
Selling, general and administration expenses	7,864
Depreciation and amortization	115,456
Total Cost of operations	228,900
Operating loss	(190,541)
Other expenses
Loss on sale of assets	(21,923)
Total Other expenses	(21,923)
Loss from Discontinued operations at Barnhart facility	$(212,464)